SUBSIDIARIES OF THE REGISTRANT


                                                                    State or
                                                                      Other
                                                                  Jurisdiction
                                                                      of
                                                      Percentage  Incorporation
                                                          of          of
          Parent                  Subsidiary          Ownership   Subsidiary
-------------------------   ----------------          ----------  -------------
Beal Financial Corporation  Beal Banc Holding            100%     Delaware
                             Company
Beal Financial Corporation  Beal Delaware Corp.          100%     Delaware
Beal Financial Corporation  380 Investors, Inc.          100%     Nevada
Beal Banc Holding Company   Beal Bank, SSB               100%     Texas
Beal Bank, SSB              Beal Mortgage, Inc.          100%     Texas
Beal Bank, SSB              Loan Acceptance Corp.        100%     Texas
Beal Bank, SSB              Property Acceptance          100%     Texas
                            Corp.
Beal Bank, SSB              BRE, Inc.                    100%     Texas
BRE-1, Inc.                 BRE-N, Inc.                  100%     Texas
Beal Bank, SSB              Beal Properties, Inc.        100%     Texas
Beal Bank, SSB              BRE - 3, Inc.                100%     Texas
BRE-1, Inc.                 Beal Affordable              100%     Texas
                            Housing, Inc.
Beal Bank, SSB              BRE-2, Inc.                  100%     Texas
Beal Affordable Housing,    Hebron Trail, Ltd.(1)        99%      Texas
Inc.
Beal Affordable Housing,    Lewisville Manor,            99%      Texas
Inc.                        Ltd.(1)
Beal Affordable Housing,    Valley River Trail,          99%      Texas
Inc.                        Ltd.(1)
Beal Properties, Inc.       Houston Central Green,       50%      Texas
                            LP
Beal Bank, SSB              Beal Nevada Corp.            100%     Nevada
Beal Bank, SSB              BRE-1, Inc.                  100%     Texas
Beal Bank, SSB              Beal/H.S., Inc.              100%     Nevada
Beal/H.S., Inc.             Beal Development,            100%     Texas
                            Ltd.(2)
BRE-2, Inc.                 OC One, Inc.                 100%     Texas
BRE-2, Inc.                 OC Two, Inc.                 100%     Texas
Beal Nevada Corp.           Loan Participant             100%     Texas
                            Partners, Ltd.(3)


(1) Beal Affordable Housing, Inc. is a 98% limited partner and Beal Mortgage, Inc. is a 1% general partner in these entities.
(2) Beal/H.S., Inc. is a 99% limited partner and Beal Properties, Inc. is a 1% general partner.
(3) Beal Nevada Corp. is a 99% limited partner and Property Acceptance Corp. is a 1% general partner.